Exhibit 5.1

Accretive Legal, PLLC	Suite 120-113
34522 N Scottsdale Rd.
Scottsdale, AZ 85266
April 29, 2025
Board of Directors
Northrim BanCorp, Inc.
3111 C Street
Anchorage, Alaska 99503

Re:	Registration Statement on Form S-3 of Northrim BanCorp, Inc.
Dear Ladies and Gentlemen:
We have acted as counsel to Northrim BanCorp, Inc., a corporation formed under the laws of the State of Alaska (the “Company”), in connection with the preparation and filing by the Company of its Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the “Securities Act”). The Registration Statement relates to the registration and proposed issuance and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of up to an aggregate offering price of $150,000,000.00 of shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”), shares of preferred stock, par value $1.00  per share, of the Company (the “Preferred Stock”), depositary shares representing a fractional interest in shares of Preferred Stock (the “Depositary Shares”), the Company’s debt securities, whether senior or subordinated (the “Debt Securities”), warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or other securities of the Company (the “Warrants”), and units comprised of one or more of the Common Stock, the Preferred Stock, Depositary Shares, Debt Securities or Warrants in any combination, including guarantees of any securities (the “Units” and, together with the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities and the Warrants, the “Registered Securities”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.
In rendering the opinions set forth herein, we have made such legal and factual investigations as we deemed necessary for purposes of this opinion. We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Registration Statement; (b) the Form of Indenture attached as an exhibit to the Registration Statement; (c) the Company’s Amended and Restated Articles of Incorporation, as amended and as currently in effect (the “Articles”); (d) the Company’s Bylaws, as amended and as currently in effect (the “Bylaws”); and (e) such other certificates, statutes and other instruments and documents as were considered appropriate for purposes of the opinions hereafter expressed. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to matters of fact, we have examined and relied upon the representations of the Company contained in the Registration Statement and in certificates from one or more officers of the Company and, where we deemed it appropriate, we have made such other factual inquiries as we deemed necessary to render this opinion.
The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Registered Securities offered pursuant to the Registration Statement: (a) the Board of Directors of the Company (the “Board”), including any appropriate committee appointed thereby, and appropriate officers of the Company shall have (i) duly established the terms of any Preferred Stock, Debt Securities, Depositary Shares, Warrants, or Units being offered (and in the case of Warrants or Units, any such Registered Securities that are components thereof or issuable with respect thereto), (ii) duly authorized and taken any other necessary

Northrim BanCorp, Inc.
April 29, 2025

corporate or other action to approve the creation, if applicable, issuance and sale of the Registered Securities and related matters, and (iii) duly reserved for issuance any Registered Securities consisting of Common Stock or Preferred Stock, and any Common Stock or Preferred Stock for or into which any other Registered Securities are exercisable, exchangeable or convertible, or pursuant to which such shares of Common Stock or Preferred Stock are to be purchased, and, in the case of all of (i) through (iii), such authorizations and actions shall remain in effect and unchanged at all times during which the Registered Securities are offered, sold or issued by the Company; (B) the definitive terms of each class and series, if applicable, of the Registered Securities, and the terms of the issuance and sale of the Registered Securities (i) shall have been duly established in accordance with all applicable law, the Articles, the Bylaws, and any indenture (including any necessary supplemental indenture), warrant agreement, depositary agreement, unit agreement and any other relevant agreement relating to the terms and the offer and sale of the Registered Securities (collectively, the “Documents”), and the authorizing resolutions of the Board, and (ii) shall not violate any applicable law or any Documents (subject to the further assumption that such Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (C) any Document relating to the terms of the Registered Securities (but excluding any Document relating to the terms of the Debt Securities or the Depositary Shares,) shall be governed by and construed in accordance with the internal laws of the State of Alaska; (D) any Document relating to the terms of the Debt Securities or the Depositary Shares shall be governed by and construed in accordance with the contract laws of the State of New York; (E) upon issuance of any shares of Common Stock or Preferred Stock, including as a component of Units or upon exercise, conversion or exchange of other Registered Securities, (i) the total number of shares of Common Stock or Preferred Stock issued and outstanding shall not exceed the total number of shares of Common Stock or Preferred Stock that the Company is then authorized to issue under the Articles, (ii) the total number of shares of any series of Preferred Stock shall not exceed the total number of designated shares of such series of Preferred Stock and (iii) the Company will receive consideration in an amount not less than the aggregate par value of such shares of Common Stock or Preferred Stock; (F) the Registered Securities (including any Registered Securities issuable upon exercise, conversion or exchange of, or pursuant to the terms of, other Registered Securities and, in the case of the Units, the Registered Securities that are components thereof), and any certificates representing the relevant Registered Securities (including any Registered Securities issuable upon exercise, conversion or exchange of, or pursuant to the terms of, other Registered Securities and, in the case of the Units, the Registered Securities that are components thereof), shall have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and shall have been duly issued and sold in accordance with any relevant agreement, and, if applicable, duly executed and delivered by the Company and any other appropriate party; (G) each applicable Document and any other relevant agreement relating to the offer and sale of the Registered Securities shall have been duly authorized, executed and delivered by the Company and each other party thereto, and shall constitute a valid and binding obligation of each party thereto (other than the Company); (H) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have been declared effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded; (I) a prospectus supplement, if required, shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Registered Securities offered thereby; (J) the Registered Securities shall have been issued and sold in compliance with applicable U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and any applicable prospectus supplement; and (K) in the case of an agreement or instrument

Northrim BanCorp, Inc.
April 29, 2025

pursuant to which any Registered Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.
Based upon the foregoing and subject to the qualifications, assumptions, limitations, and exceptions set forth herein, as of the date hereof, it is our opinion that:
(1)            the Common Stock to be issued and sold by the Company, when (a) duly issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable, valid and binding purchase agreement, underwriting agreement or other similar agreement or (ii) upon exercise of Warrants as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable;
(2)            the Preferred Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable, valid and binding purchase agreement, underwriting agreement or other similar agreement or (ii) upon exercise of Warrants as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable;
(3)            the Depositary Shares when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and the provisions of an applicable, valid and binding deposit agreement or other similar agreement, (b) shares of the Preferred Stock relating to any Depositary Shares have been deposited with the depositary therefor, (c) any depositary receipts representing Depositary Shares have been duly executed, authenticated, issued and sold in the manner and for the consideration stated in the applicable deposit agreement and (d) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will be validly issued and entitle their holders to the rights specified in the deposit agreement and the Depositary Shares;
(4)            the Debt Securities, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable purchase agreement, underwriting agreement, indenture or other similar agreement or (ii) upon exercise of Warrants as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof) may determine, will be binding obligations of the Company, enforceable against the Company in accordance with their terms;
(5)            the Warrants, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and in accordance with the provisions of an applicable, valid and binding warrant agreement or other similar agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof) may determine, will be binding obligations of the Company, enforceable against the Company in accordance with their terms; and
(7)            the Units, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and in accordance with the provisions of

Northrim BanCorp, Inc.
April 29, 2025

any applicable, valid and binding unit agreement or other similar agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof) may determine, will be binding obligations of the Company, and any Common Stock or Preferred Stock that is a component of such Units will be validly issued, fully paid and nonassessable, and any Depositary Shares, Debt Securities or Warrants that are components of such Units will be binding obligations of the Company, enforceable against the Company in accordance with their terms.
Our opinions set forth in the paragraphs above are subject to the following exceptions: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, including, to the extent applicable, the rights or remedies of creditors of a “financial company” (as defined in Section 201 of the Dodd-Frank Wall Street Reform and Consumer Protection Act); and (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and we express no opinion as to waivers of broadly or vaguely stated rights.
We express no opinion concerning the laws of any jurisdiction other than the laws of the State of Alaska, and, with respect to the opinions set forth in paragraphs (3) and (4) above, the contract laws of the State of New York. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.
We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. Our opinion is expressed as of the date hereof and is based on laws currently in effect. We assume no obligation to update this opinion letter after the date that the Registration Statement is initially declared effective or otherwise advise you with respect to any facts or circumstances or changes in law that may occur or come to our attention after such date (even though the change may affect the legal conclusions stated in this opinion letter).
We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ ACCRETIVE LEGAL, PLLC

ACCRETIVE LEGAL, PLLC